UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CARDINAL ETHANOL, LLC
(Name of small business issuer in its charter)

Indiana State or jurisdiction of incorporation or organization	2860 Primary Standard Industrial Classification Code Number	20-2327916 I.R.S. Employer Identification No.
2 OMCO Square, Suite 201, Winchester, IN 47394
(765) 584-2209
(Address and telephone number of principal executive offices and principal place of business)
Troy Prescott, Chairman of the Board
2 OMCO Square, Suite 201
Winchester, IN 47394
(765) 584-2209
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
William E. Hanigan
Miranda L. Hughes
Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF UNITS
     On February 10, 2006, the registrant filed a Registration Statement on Form SB-2 (File No. 333-131749), as amended by Pre-effective Amendment No. 1 filed on April 26, 2006, Pre-effective Amendment No. 2 filed on May 12, 2006, and Pre-effective Amendment No. 3 filed on May 26, 2006, covering 16,400 limited liability company units to be sold by certain officers and directors of the registrant (the “Registration Statement”). On June 12, 2006, the Securities and Exchange Commission declared the Registration Statement effective.
     Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-B in connection with the Registration Statement, the Registrant agreed to remove from registration, by means of a post-effective amendment, any of the units registered which remained unsold at the termination of the offering. The Registrant is requesting removal of 2,362 unsold units from registration as of June 12, 2007.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Post-Effective Amendment No. 1 to Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Winchester, Indiana on June 25, 2007.

CARDINAL ETHANOL, LLC
/s/ Troy Prescott
Troy Prescott
Date: June 25, 2007	Chairman (Principal Executive Officer)

/s/ Dale Schwieterman
Dale Schwieterman
Date: June 25, 2007	Treasurer (Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: June 25, 2007	/s/ Troy Prescott
Troy Prescott
Chairman (Principal Executive Officer)

Date: June 25, 2007	/s/ Dale Schwieterman
Dale Schwieterman,
Treasurer (Principal Financial and Accounting Officer)

Date: June 25, 2007	/s/ Thomas Chalfant
Thomas Chalfant, Vice President and Director

Date: June 25, 2007	/s/ Robert E. Anderson
Robert E. Anderson, Director

Date: June 25, 2007	/s/ Larry J. Barnette
Larry J. Barnette, Director

Date: June 25, 2007	/s/ Ralph Brumbaugh
Ralph Brumbaugh, Director

Date: June 25, 2007	/s/ Thomas C. Chronister
Thomas C. Chronister, Director

Date: June 25, 2007	/s/ Robert John Davis
Robert John Davis, Director

Date: June 25, 2007	/s/ David M. Dersch
David M. Dersch, Director

Date: June 25, 2007	/s/ G. Melvin Featherston
G. Melvin Featherston, Director

Date: June 25, 2007	/s/ Everett Leon Hart
Everett Leon Hart, Director

Date: June 25, 2007	/s/ Cyril G. LeFevre
Cyril G. LeFevre, Director

Date: June 25, 2007	/s/ Robert L. Morris
Robert L. Morris, Director

Date: June 25, 2007	/s/ Curtis Allan Rosar
Curtis Allan Rosar, Director

Date: June 25, 2007	/s/ John N. Shanks, II
John N. Shanks, II, Director

Date: June 25, 2007	/s/ Michael A. Shuter
Michael A. Shuter, Director

Date: June 25, 2007	/s/ Jerrold L. Voisinet
Jerrold L. Voisinet, Director